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                                                                    Exhibit 23.4


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Healtheon Corporation on Form S-4 of our report dated August 27, 1999 relating to the consolidated financial statements of MedE America Corporation as of June 30, 1999 and 1998 and for each of the three years in the period ended June 30, 1999, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the hearing "Experts" in such Proxy Statement/Prospectus.

/s/ DELOITTE & TOUCHE LLP
Jericho, New York
September 29, 1999